Exhibit 10.1

Nonqualified Share Option Agreement

Granted Under The 2005 Non-Employee Directors’ Share Option Plan, as Amended

1.	Grant of Option.

This agreement evidences a grant by VistaPrint Limited, a Bermuda exempted company (the “Company”) on «GrantDate» (the “Grant Date”) to «Name» (the “Participant”) of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2005 Non-Employee Directors’ Share Option Plan, as amended (the “Plan”), a total of «Numbershares» common shares of the Company (the “Shares”), $0.001 par value per share (the “Common Shares”), at an exercise price of «Price» per Share. Unless earlier terminated, this option shall expire on «Finalexercisedate» (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the United States Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.	Vesting Schedule.

(a) Scheduled Vesting. This option will become exercisable (“vest”) as to o 8.33% of the original number of Common Shares each successive three-month period following the Option Grant Date until the third anniversary of the Option Grant Date.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

(b) Vesting Upon a Change of Control. In the event of a Change of Control (as defined in the Plan) all shares subject to this Agreement which are not, by their terms, then exercisable, shall become exercisable.

3.	Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing in the form of the Notice of Stock Option Exercise attached hereto or such other form as the Company shall accept, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full, using any of the following methods (unless determined otherwise by the Board of Directors of the Company (the “Board”) in its sole discretion):

(i) in cash or by check, payable to the order of the Company;

(ii) by (A) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(iii) by delivery of Common Shares owned by the Participant, or by attestation to the ownership of a sufficient number of Common Shares, valued at their fair market value as determined by (or in a manner approved by) the Board in good faith, provided (A) such methods of payment are then permitted under applicable law and (B) such Common Shares, if acquired directly from the Company, were owned by the Participant at least six months prior to such delivery; or

(iv) by any combination of the above permitted forms of payment.

The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, a director of the Company.

(c) Termination of Relationship with the Company. If the Participant ceases to be a director of the Company for any reason, then, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.

4.	Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any withholding taxes required by applicable law to be withheld in respect of this option.

5.	Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, or to or for the benefit of any immediate family member, family trust, family partnership or family limited liability company established solely for the benefit of the holder and/or an immediate family member of the holder if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the issuance and sale of the Common Shares subject to such option under the United States Securities Act of 1933, as amended, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.	No Right to Employment or Other Status.

This option shall not be construed as giving the Participant the right to continue his or her directorship with the Company. The Company expressly reserves the right to dismiss or otherwise terminate its relationship with the Participant free from any liability or claim under the Plan or this option, except as expressly provided in this option.

9.	No Rights as Stockholder.

The Participant shall not have any rights as a stockholder with respect to any Common Shares issuable under this option until becoming recordholder of such shares.

10.	Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed as of the date set forth below. This option shall take effect as a sealed instrument.

VistaPrint Limited

Dated:	By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the VistaPrint Limited 2005 Non-Employee Directors’ Share Option Plan, as amended.

PARTICIPANT:

Address: